EXHIBIT 10.27













                       UNION CARBIDE CORPORATION

                        NON-EMPLOYEE DIRECTORS'

                         RETIREMENT PLAN



                       TABLE OF CONTENTS



Section               Title                        Page

   1                 Purpose                        1

   2                 Definitions                    1

   3                 Administration                 2

   4                 Participation                  2

   5                 Retirement Benefits            3

   6                 Death Benefits                 5

   7                 Amendment, Suspensions
                       or Termination               5

   8                 General                        5



                   UNION CARBIDE CORPORATION
                    NON-EMPLOYEE DIRECTORS'
                        RETIREMENT PLAN



     Section 1: Purpose. The purpose of the Union Carbide Corporation Non-Employee Directors' Retirement Plan (hereinafter referred to as the "Plan") is to provide an additional incentive for Non-Employee Directors to continue in service to the Corporation and to attract future Non-Employee Directors to the Corporation.

     Section 2: Definitions. Unless the context clearly requires a different meaning, the following words shall have the following meanings when used herein.
     (a) "Annual Basic Benefit" means the benefit described in Section 5.2.

     (b)     "Benefit Period" means the period described in
Section 5.3.

     (c) "Board" means the Board of Directors of the Corporation.

     (d)     "Corporation" means Union Carbide Corporation.

     (e) "Disability" means a disability of such a nature that it prevents a Director from performing his or her duties as a Director for the Corporation.

     (f)     "Effective Date" means January 1, 1991.

     (g) "Non-Employee Director" or "Director" means a member or former member of the Board who is not considered as an employee by the Corporation or any Subsidiary.

     (h)     "Plan Year" means the calendar year.

     (i) "Retainer" means the annual base fee as adjusted from time to time, paid to members of the Board as compensation for their service. Such term excludes (in addition to any other excludable amounts) (i) any additional fees paid for attendance at any meeting of the Board or a committee thereof, or chairing any committee, (ii) any stock awards paid to a Director, and
(iii) any reimbursement of expenses paid to a Director.

     (j) "Subsidiary" means any corporation of which more than 50% of the voting stock is owned directly or indirectly by the Corporation.

     (k) "Surviving Spouse Benefit" means the benefit, if any, payable under Section 5.4.

     (l) "Year of Service" means a Plan Year or any calendar year prior to the Effective Date during which a Non-Employee Director served as a member of the Board throughout the entirety of such year. Only years as a Non-Employee Director shall count as Years of Service for purposes of this Plan.


     Section 3: Administration. This Plan shall be administered by the Nominating Committee (hereinafter referred to as the "Committee") of the Board of Directors or such other committee as the Board shall designate. The Committee shall have full discretionary authority to interpret the Plan, establish administrative regulations to further the purpose of the Plan and take any other action necessary to the proper operation of the Plan. All decisions and acts of the Committee shall be final and binding upon all Participants.

     Section 4: Participation. Each non-employee who is a Non-Employee Director of the Corporation on the Effective Date of the Plan or who thereafter becomes a Non-Employee Director of the Corporation shall be a Participant in the Plan (herein referred to as a "Participant").

     Section 5:  Annual Basic Benefits.
          5.1. Eligibility. To receive an Annual Basic Benefit under the Plan, a Non-Employee Director must: (1) have completed at least five (5) Years of Service as a Non-Employee Director; and (2) no longer serve as a Non-Employee Director of the Corporation.
          5.2. Amount of Benefits. The annual amount of a Non-Employee Director's Annual Basic Benefit shall equal one-hundred percent (100%) of the Retainer in effect at the time the Non-Employee Director terminates service as a Non-Employee Director.
          5.3 Benefit Period. A Non-Employee Director's Benefit Period shall be his or her life expectancy and shall commence at the later of (i) age 65, or (ii) termination of service with the Corporation.
          5.4 Surviving Spouse Benefit. Upon the death of a Non-Employee Director prior to termination of service with the Corporation, and provided the Non-Employee Director had completed five (5) Years of Service as a Non-Employee Director, a benefit equal to fifty percent (50%) of the Retainer in effect at the time the Non-Employee Director dies shall be paid to his or her surviving spouse, if any, for a period of ten (10) years. There shall be no benefits payable on behalf of a Non-Employee Director or any beneficiary subsequent to his or her death if such Non-Employee Director has no surviving spouse.
          5.5 Payment of Benefit. Within thirty (30) days after a Non-Employee Director becomes eligible for benefits under the Plan, the Corporation shall pay such Non-Employee Director a lump sum payment equal to the then net present value of the Annual Basic Benefit for the Benefit Period.
     The Surviving Spouse Benefit payable in accordance with
Section 5.4 shall be paid to the surviving spouse within thirty
(30) days of the date of the Non-Employee Director's death, in a lump sum payment equal to the then net present value of the Surviving Spouse Benefit.
          5.6 Net Present Value. For purposes of Section 5.5, net present value shall be determined using (i) the discount rate of interest established by the Pension Benefit Guaranty Corporation as in effect thirty (30) days prior to the time of distribution of the Non-Employee Director's retirement benefit or the Surviving Spouse Benefit, as applicable, and (ii) the 1983 Group Annuity Mortality Table.
            5.7. Disability or Death. If any Non-Employee Director terminates service as a Non-Employee Director before completing five (5) Years of Service as a result of a Disability or death, notwithstanding the requirements of Section 5.1, the Committee may authorize a benefit to be paid to such Non-Employee Director or the surviving spouse under this Plan.

     Section 6: Assignment and Alienation of Benefits. No retirement benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, transfer, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, assign, transfer, pledge, encumber, or charge the same shall be void. No rights or benefits hereunder shall in any manner be liable for or be subject to the debts, contracts, liabilities, engagements, or torts of the person entitled to such benefit and, to the extent permitted by law, the rights of any Non-Employee Director shall not be subject in any manner to attachment or other legal process for the debts of such Non-Employee Director.

     Section 7: Amendment, Suspensions or Termination. The Board of Directors may amend, suspend or terminate the Plan at any time; provided, however, that no such termination of the Plan shall alter or impair the rights of a Non-Employee Director to receive a benefit under the Plan if such Non-Employee Director would be eligible to receive a benefit at the time of termination but for the Director's continuing to serve as a Non-Employee Director at the time of such Plan termination.

     Section 8:  General
          8.1. Nothing in the Plan shall be deemed to confer upon any Non-Employee Director any right to continued service as director of the Corporation or any Subsidiary or affect any right of the Corporation or a Subsidiary, acting through their Board of Directors or otherwise, to terminate or otherwise affect the service of such Non-Employee Director.
          8.2. The Plan shall be interpreted in accordance with, and the enforcement of the Plan shall be governed by, the laws of the State of New York.
          8.3. All costs and expenses incurred in the operation and administration of this Plan shall be borne by the Corporation.
          8.4. This Plan is intended to be administered as an unfunded employee benefit plan established and maintained primarily for the purpose of providing deferred compensation for a select group of Management or highly compensated employees within the meaning of Section 201(2) of the Employee Retirement Income Security Act of 1974, as amended.